UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

Cutera, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50644	77-0492262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 Bayshore Blvd. Brisbane, California		94005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 657-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	CUTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

(a)  On July 9, 2020, Cutera, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”), by and between the Company, as borrower, and Silicon Valley Bank, as the lender (the “Lender”).  The Loan Agreement, which replaces an existing loan and security agreement with Wells Fargo Bank, N.A., provides for a four-year secured revolving loan facility in an aggregate principal amount of up to $30.0 million.  The revolving credit available under the revolving loan facility were undrawn on the closing date.  The proceeds of the revolving loans may be used for general corporate purposes. In connection with the entry into the Loan Agreement, the Company terminated the existing loan and security agreement with Wells Fargo Bank, N.A. as further described below in Item 1.02 of this Current Report on Form 8-K.

Under the terms of the new Loan Agreement with the Lender, revolving loans accrue interest at a per annum rate of the greater of (i) 1.75% above the prime rate and (ii) 5.00%. Prime Rate is defined as the rate of interest per annum published in The Wall Street Journal or any successor publication thereto as the “prime rate”. If such rate of interest from The Wall Street Journal becomes unavailable, the “Prime Rate” shall mean the rate of interest per annum announced by the Lender as its prime rate in effect. In each case, in the event such prime rate is less than zero, such rate shall be deemed to be zero for purposes of the Loan Agreement. The Company is also obligated to pay other customary commitment fees and termination fees customary for a credit facility of this size and type.

The Company may borrow, repay and re-borrow funds under the revolving loan facility until the fourth anniversary of the closing date, at which time the revolving loan facility terminates, and all outstanding revolving loans, together with all accrued and unpaid interest, must be repaid. Subject to the satisfaction of certain liquidity ratios, the full $30.0 million of revolving loan commitments will be available for the Company to borrower on a non-formula basis. If the Company is unable to meet these liquidity ratios, then availability under the revolving line is calculated as 80% of the Company’s accounts receivable. As of the closing date, the Company meets the liquidity ratios and the full $30.0 million of loan commitments are available to be borrowed.

The Company’s obligations under the Loan Agreement are secured by substantially all of the assets of the Company.

The Loan Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt, grant liens, make acquisitions, suffer changes in control, make investments, make certain dividends or distributions, repurchase stock, dispose of assets, and enter into transactions with affiliates, in each case, subject to limitations and exceptions set forth in the Loan Agreement. The Company is also required to maintain compliance with a minimum revenue covenant.

The Loan Agreement also contains customary events of default that include, among other things, certain payment defaults, covenant defaults, a material adverse change default, insolvency and bankruptcy defaults, cross defaults to other agreements, inaccuracy of representations and warranties defaults and government approvals defaults. If an event of default exists, the Lender may require immediate payment of all obligations under the Loan Agreement and may exercise certain other rights and remedies provided for under the Loan Agreement, the other loan documents and applicable law. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Loan Agreement at a per annum rate equal to 4.00% above the applicable interest rate.

The foregoing description of the Loan Agreement is a summary and is qualified in its entirety by the terms and conditions of the Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(b) On July 9, 2020, the “Company entered into the Third Amendment to Lease (the “Amendment”) by and between the Company and BMR-Bayshore Boulevard LP (“BMR-Bayshore”, formerly known as BMR-Bayshore Boulevard LLC (“BMR-Bayshore LLC”) and successor-in-interest Gal-Brisbane, L.P. (the “Original Landlord”)) to amend the Brisbane Technology Park Lease dated August 5, 2003 by and between the Company and the Original Landlord (the “Original Lease”), as amended by that certain First Amendment to Lease dated August 11, 2010 by and between the Company and BMR-Bayshore LLC (the “First Amendment”) and as further amended by that certain Second Amendment to Lease dated July 6, 2017 by and between the Company and BMR-Bayshore (the “Second Amendment”, and, collectively with the First Amendment and the Original Lease, the “Lease”) pursuant to which the Company leases its headquarters building located at 3240 Bayshore Boulevard, Brisbane, California. The Amendment provides for the following:

●	the extension of the Lease term, which extension term shall begin on February 1, 2023 and shall continue until January 31, 2028;

●	the abatement of the monthly base rent for the four (4) month period beginning September 1, 2020 and ending December 31, 2020;

●	the monthly base rent for the current term and the extension term is amended to be approximately $208,566.32 in January of 2021 with annual increases of 3.5% thereafter;

●	the waiver by the Company of its early termination right in the Lease; and

●	payment by the Company of certain capital expenditures during the term.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms and conditions of the Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference

Item 1.02 Termination of a Material Definitive Agreement

On July 9, 2020, in connection with the entry into the Loan Agreement, the Company terminated that certain Loan and Security Agreement, as amended, originally dated as of May 30, 2018, by and between the Company and Wells Fargo Bank, N.A. which provided for a revolving line of credit in the original principal amount of up to $25,000,000 (the “Revolving Line of Credit”). The Revolving Line of Credit was set to terminate on May 30, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of July 9, 2020, by and among Cutera, Inc., as borrower, and Silicon Valley Bank, as lender.
10.2	Third Amendment to Lease by and between Cutera, Inc. and BMR-Bayshore Boulevard LP, successor-in-interest Gal-Brisbane, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 10, 2020	/s/ DARREN W. ALCH
Darren W. Alch
General Counsel & Corporate Secretary